SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 06, 2014

Date of Report (Date of earliest event reported)

ACRO, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50482	98-0377767
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

5 Kineret Street, Bnei Brak, Israel
(Address of Principal Executive Offices)	(Zip Code)

011-972-54-6864110
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement.

On March 6, 2014, ACRO, Inc. entered into an amendment to its June 30, 2012 Convertible Promissory Note issued to Top Alpha Capital (“TAC”), an Israeli company and ACRO’s controlling shareholder (the "2012 Note"). Pursuant to the terms of the 2012 Note, which are described in ACRO's Form 8-K filed on July 27, 2012, the loan provided by TAC to ACRO was due and payable on December 31, 2013. In accordance with the amendment, the due date for the note has been extended to December 31, 2014, and in consideration for this extension, the conversion rate has been amended from one (1) share of Common Stock for each $0.0165383 principal amount of the note and accrued interest, to one (1) share of Common Stock for each $0.001 principal amount of the note and accrued interest.

Mr. Asaf Porat, ACRO’s President and Chief Executive Officer, is an employee of TAC.

The Amended Convertible Promissory Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

( c) Exhibits

10.1 Amended Convertible Promissory Note dated March 6, 2014 issued by ACRO, Inc. to Top Alpha Capital.

SIGNATURE

Dated: March 06, 2014	ACRO, Inc.

By: /s/ Asaf Porat .
Name: Asaf Porat
Title: President and Chief Executive Officer

EXHIBIT 10.1

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED TO OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

AMENDED 6% CONVERTIBLE PROMISSORY NOTE

(the “Note”)

ACRO, INC.

Principal Sum: $103,339

Holder: Top Alpha Capital

ACRO, INC., a Nevada corporation (hereinafter called the “Corporation”), hereby promises to pay the Principal Sum set forth above (the “Principal Sum”) to the order of the above-referenced holder (the “Holder”) on or before December 31, 2014 subject to earlier conversion as described below. This Note shall accrue interest at the rate of six percent (6%) per annum from and after the date the Principal Sum is received by the Corporation. Accrued interest shall be payable semi-annually on June 30 and December 31 to Holders at the close of business on the preceding June 1st and December 31st, respectively and at maturity or on conversion (each, an “interest payment date”). Interest shall be computed on the basis of a 360-day year.

1.	Amount

This Note is for $103,339, which holder loaned to the Corporation.

2.	Conversion

(a)	The Note and accrued interest is convertible, at the option of the Holder, in whole or in part, into Common Stock of the Corporation at any time commencing with the date of this Note up to the date it has been paid in full, along with any and all accrued interest (the “Conversion Expiration Date”).

(b)	This Note is convertible into shares of the Corporation, at the rate of one (1) share of Common Stock for each $[ 0.001 ] principal amount of the Note and/or accrued interest, subject to adjustment upon the occurrence of certain events including stock dividends, stock splits or combinations and reclassifications. This Note does not contain provisions protecting against dilution resulting from the sale by the Corporation of additional shares of Common Stock at a price less than the conversion price of the Note. Conversion of the Note may be effected by surrendering the Note at the Corporation offices. This Note, along with any and all accrued interest, may be converted in whole or in part. The Holder of this Note as such does not have any voting or other rights as a Shareholder of the Corporation.

(c)	If any capital reorganization or reclassification of the Common Stock, stock split, reverse stock split, stock combination, or consolidation or merger of the Corporation with or into another corporation, or distribution of the proceeds of any sale or conveyance of all or substantially all of its assets to another corporation (a “Capital Event”) shall be effected, then, as a condition precedent of such Capital Event, the following provision shall be made: The Holder of the Note shall, from and after the date of such Capital Event sale, have the right to receive upon conversion (in lieu of the shares of Common Stock of the Corporation immediately theretofore issuable upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion of the Note and any and all accrued interest (regardless of whether the Note was actually convertible at such time). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities and/or assets thereafter deliverable upon the conversion of the Note.

3.	Optional Prepayment.

(a)	At the Corporation’s option, upon mailing a notice of prepayment to the Holder, not less than 30 nor more than 60 days prior to date set for prepayment, this Note may be prepaid in whole or in part at 100% of its face value plus accrued interest to the date fixed for prepayment. During such time period prior to the date set for prepayment, the Holder shall have the right to elect to convert this Note upon the terms set forth herein. In the event the Corporation elects to prepay this Note, the Holder will be required to surrender this Note to the Corporation. In the event the Corporation elects to prepay this Note in part and not in whole, the Corporation will issue and deliver to the Holder, together with the amount of prepayment, a new Note in like tenor representing the remaining unpaid principal amount of the Note.

(b)	In the event the Corporation elects to prepay the Note, the Holder’s conversion rights shall not cease upon prepayment of the Note, but shall be considered an Option to purchase the shares previously issuable upon conversion, upon the same terms and conditions set forth in Paragraph 3, above, at a purchase price of $[0.001] per share.

4.	Events of Default and Acceleration of the Note.

(a)	An “event of default” with respect to this Note shall exist if any of the following shall occur:

(i)	The Corporation shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for fifteen (15) days after written notice thereof to the Corporation by the Holder of this Note.

(ii)	A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court and such order remain in effect for more than fifteen (15) days; or the Corporation shall be adjudicated bankruptcy or insolvent; or a substantial part of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than fifteen (15) days; or a petition to reorganize the Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five (45) days after such filing.

(iii)	The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision or any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

(iv)	The Corporation shall make an assignment for the benefit of its creditors, or consent to the appointment of a receiver, trustee or liquidation of the Corporation, or of all or any substantial part of its properties.

(b)	If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder’s other remedies, by written notice to the Corporation, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses (ii), (iii) or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies, if any, provided for under the terms of this Note and the Subscription Agreement.

(c)	In the event the Holder declares a default under this note, then the Holder’s conversion rights shall not cease, but shall be considered an Option to purchase the shares previously issuable upon Conversion, upon the same terms and conditions set forth in Paragraph 2, above, at a purchase price of $[0.001] per share. To the extent that, upon the Holder’s exercise of the Option, the Note has not been satisfied, the Holder may set off the purchase price of the shares as against the unsatisfied portion of the Note, in which event the Note shall be deemed satisfied to the extent the setoff is exercised.

5.	Interest Rate Limitation.

It is the intent of Holder and the Corporation in the execution of this Note, that the loan evidenced hereby by exempt from the restrictions of applicable state usury laws. In the event that for any reason, it should be determined that any such usury law is applicable to this Note, the Holder and the Corporation stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of such state. In such event, if the Corporation shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by applicable state law, all such sums shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to the Corporation.

6.	Miscellaneous.

(a)	All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, reorganized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Corporation in accordance with this Section, or (b) if to the Corporation, to it as its headquarters office, or to such other address as the Corporation shall furnish to the Holder in accordance with this Section.

(b)	This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

(c)	If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

(d)	The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder’s right to exercise that or any other right or remedy to which the Holder is entitled.

(e)	Upon the occurrence of an uncured event of default, the Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

(f)	In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the date set forth below.

Dated: 03/06/2014	ACRO, INC.

By: Asaf Porat